UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 22, 2005
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237
(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 22, 2005, Paul J. McAuliffe tendered his resignation (effective September 23, 2005) as a director of AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P. (“AIMCO OP”).
     On September 22, 2005, the directors of AIMCO-GP, Inc. appointed Thomas M. Herzog (effective September 23, 2005) to fill the vacancy on the board of directors of AIMCO-GP, Inc. that arose as a result of Mr. McAuliffe’s resignation.
     Mr. Herzog is the chief accounting officer of Apartment Investment and Management Company (“Aimco”) and AIMCO-GP, Inc. and, as previously announced, will succeed Mr. McAuliffe as chief financial officer of Aimco and AIMCO-GP, Inc. in January 2006. Mr. Herzog will not receive any additional compensation for serving as a director of AIMCO-GP, Inc. Other than his compensation as an officer and employee, since January 1, 2004, there have been no transactions and there are no currently proposed transactions, to which Aimco, AIMCO OP or any of their subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Herzog or any members of his immediate family has an interest. There are no arrangements or understandings between Mr. Herzog and any other person pursuant to which Mr. Herzog was selected as a director.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: September 22, 2005

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, INC., Its General Partner

By: /s/ Miles Cortez

Miles Cortez Executive Vice President, General Counsel and Secretary